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                            [RYDER SCOTT LETTERHEAD]

                                                                   EXHIBIT 23.1

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     As independent petroleum engineers, we hereby consent to the reference in this Form 10-K of Apache Offshore Investment Partnership to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Offshore Investment Partnership as of January 1, 2000.


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                                  /s/ Ryder Scott Company, L.P.
                                      Ryder Scott Company, L.P.


Houston, Texas
March 23, 2000

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